                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K/A



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  May 28, 1999

                        Commission File Number: 333-34475

         Michigan          Venture Holdings Company LLC            38-3470015

         Michigan                  Vemco, Inc.                     38-2737797

         Michigan          Venture Industries Corporation          38-2034680

         Michigan      Venture Mold & Engineering Corporation      38-2556799

         Michigan             Venture Leasing Company              38-2777356

         Michigan              Vemco Leasing, Inc.                 38-2777324

         Michigan           Venture Holdings Corporation           38-2793543

         Michigan             Venture Service Company              38-3024165

(State or other jurisdiction (Exact name of registrant         (IRS Employer
     of incorporation)        as specified in its charter)      Identification
                                                                 Number)


                              33662 James J. Pompo
                             Fraser, Michigan 48083
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (810) 294-1500




         (Former Name or Former Address, if Changed Since Last Report)

                                 AMENDMENT NO. 1

         The undersigned Registrants hereby amend the following items, financial statements, exhibits or other portions of their Current Report on Form 8-K dated May 28, 1999 as set forth on the pages attached hereto.

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS


     (a)          Financial Statements of Businesses Acquired.

                  Filed with this Amendment are the following financial statements of Peguform GmbH ("Peguform"):

                  (1) Consolidated Balance Sheets as of September 30, 1997 and 1998, and December 31, 1998

                  (2) Consolidated Statements of Income for the years ended September 30, 1997 and 1998, and the three months ended December 31, 1997 and 1998

                  (3) Consolidated Statements of Stockholders' Equity for the years ended September 30, 1997 and 1998, and the three months ended December 31, 1997 and 1998

                  (4) Consolidated Statements of Cash Flows for the years ended September 30, 1997 and 1998, and the three months ended December 31, 1997 and 1998

     (b)          Pro Forma Financial Information.

                  Filed with this Amendment is the following pro forma financial information:

                  (1) Unaudited Consolidated Pro Forma Balance Sheet as of March 31, 1999 (December 31, 1998 for Peguform)

                  (2) Unaudited Consolidated Pro Forma Statement of Operations for Year ended December 31, 1998

                  (3) Unaudited Consolidated Pro Forma Statement of Operations for the three months ended March 31, 1999 (three months ended December 31, 1998 for Peguform)

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       VENTURE HOLDINGS COMPANY LLC,
                                       VEMCO, INC.,
                                       VENTURE INDUSTRIES CORPORATION
                                       VENTURE MOLD & ENGINEERING CORPORATION
                                       VENTURE LEASING COMPANY
                                       VEMCO LEASING, INC.
                                       VENTURE HOLDINGS CORPORATION
                                       VENTURE SERVICE COMPANY

                                       /s/ James E. Butler, Jr.
                                       --------------------------
                                       James E. Butler, Jr.
                                       Executive Vice President and
                                       Chief Financial Officer

Dated:   August 10, 1999

                          INDEX TO FINANCIAL STATEMENTS

Peguform GmbH
Report of Independent Auditors............................................   F-2
Consolidated Balance Sheets...............................................   F-3
Consolidated Statements of Income.........................................   F-5
Consolidated Statements of Stockholders' Equity...........................   F-6
Consolidated Statements of Cash Flows.....................................   F-7
Notes to the Consolidated Financial Statements............................   F-9
Unaudited Pro Forma Financial Statements..................................  F-24

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Management and
Shareholders of PEGUFORM GmbH

     We have audited the accompanying consolidated balance sheets of PEGUFORM GmbH and subsidiaries as of September 30, 1997 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements, based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Germany, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PEGUFORM GmbH and subsidiaries as of September 30, 1997 and 1998 and the consolidated results of their operations, changes in stockholders' equity and cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

     Our audit also included the translation of Deutsche Mark amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in note 2. Such U.S. dollar amounts are presented solely for the convenience of the readers.

Dusseldorf,
December 18, 1998, except for the adjustments according to U.S.
GAAP (see note 2), as to which the date is April 26, 1999

                                                          BDO International GmbH
                                                 Wirtschaftsprufungsgesellschaft

                            PEGUFORM GMBH, BOTZINGEN

                          CONSOLIDATED BALANCE SHEETS
            AS OF SEPTEMBER 30, 1997 AND 1998 AND DECEMBER 31, 1998
                               (DEM IN THOUSANDS)

                                                                  THOUSANDS OF                   THOUSANDS OF
                                                                  U.S. DOLLARS                   U.S. DOLLARS
                                                                  (CONVENIENCE                   (CONVENIENCE
                                              SEPTEMBER 30,       TRANSLATION)                   TRANSLATION)
                                          ---------------------   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                            1997        1998          1998            1998           1998
                                          ---------   ---------   -------------   ------------   ------------
                                                                                  (UNAUDITED)    (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...............      3,486       4,964        2,961          13,869          8,272
Accounts receivable (note 4)............    276,685     277,891      165,737         267,052        159,272
Inventories (note 5)....................    180,996     201,439      120,140         193,298        115,285
Deferred tax assets (note 13)...........      6,479       5,235        3,122           3,518          2,098
Prepaid expenses........................      3,558       3,122        1,862           6,996          4,172
                                          ---------   ---------     --------       ---------       --------
     Total current assets...............    471,204     492,651      293,822         484,733        289,099
Investment in associated company........      6,431       7,665        4,571           8,245          4,918
Property, plant and equipment (note
  6)....................................    488,218     535,199      319,198         523,166        312,021
Intangible assets.......................     74,894      65,206       38,889          65,949         39,332
Other assets............................      3,866       5,244        3,128           5,449          3,251
Deferred tax assets (note 13)...........      4,073       6,063        3,616           5,054          3,014
                                          ---------   ---------     --------       ---------       --------
     Total assets.......................  1,048,686   1,112,028      663,224       1,092,596        651,635
                                          =========   =========     ========       =========       ========

                                                                  THOUSANDS OF                   THOUSANDS OF
                                                                  U.S. DOLLARS                   U.S. DOLLARS
                                                                  (CONVENIENCE                   (CONVENIENCE
                                              SEPTEMBER 30,       TRANSLATION)                   TRANSLATION)
                                          ---------------------   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                            1997        1998          1998            1998           1998
                                          ---------   ---------   -------------   ------------   ------------
                                                                                  (UNAUDITED)    (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of debt (note 9)........    309,677     360,365      214,925         362,297        216,077
Accounts payable (note 8)...............    226,453     260,163      155,164         253,814        151,377
Accrued payroll.........................     56,781      63,500       37,872          55,096         32,860
Other accrued expenses..................     37,267      25,105       14,973          22,114         13,189
Income taxes payable....................      5,583       3,162        1,886          10,341          6,167
Deferred tax liabilities (note 13)......      3,564       3,618        2,158           2,587          1,543
Other current liabilities and deferred
  income................................     20,278      12,979        7,741          12,227          7,292
                                          ---------   ---------     --------       ---------       --------
     Total current liabilities..........    659,603     728,892      434,719         718,476        428,505
Long term debt (note 9).................    101,893      97,855       58,362          94,203         56,184
Accrual for pension obligations (note
  12)...................................     39,458      44,913       26,786          46,277         27,600
Deferred tax liabilities (note 13)......     20,847      20,432       12,186          13,480          8,040
Minority interest.......................      6,248       1,450          865             952            568
Other non current liabilities and
  deferred income.......................      2,266       3,850        2,295           3,887          2,319
                                          ---------   ---------     --------       ---------       --------
     Total liabilities..................    830,315     897,392      535,213         877,275        523,216
                                          ---------   ---------     --------       ---------       --------
STOCKHOLDERS' EQUITY
Capital stock...........................     70,000      70,000       41,749          70,000         41,749
Additional paid in capital..............    358,397     373,234      222,600         373,234        222,600
Deficit.................................   (194,311)   (209,995)    (125,243)       (209,392)      (124,883)
Cumulative currency translation
  adjustment............................    (14,628)    (16,376)      (9,767)        (16,010)        (9,549)
Accumulated other comprehensive income
  (note 12).............................     (1,087)     (2,227)      (1,328)         (2,511)        (1,498)
                                          ---------   ---------     --------       ---------       --------
     Total stockholders' equity.........    218,371     214,636      128,011         215,321        128,419
                                          ---------   ---------     --------       ---------       --------
     Total liabilities and stockholders'
       equity...........................  1,048,686   1,112,028      663,224       1,092,596        651,635
                                          =========   =========     ========       =========       ========

                            PEGUFORM GMBH, BOTZINGEN

                       CONSOLIDATED STATEMENTS OF INCOME
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1998
               AND THREE MONTHS ENDED DECEMBER 31, 1997 AND 1998
                               (DEM IN THOUSANDS)

                                                                                                      THOUSANDS OF
                                                          THOUSANDS OF                                U.S. DOLLARS
                                                          U.S. DOLLARS                                (CONVENIENCE
                                                          (CONVENIENCE                                TRANSLATION)
                                      YEAR ENDED          TRANSLATION)       THREE MONTHS ENDED       THREE MONTHS
                                     SEPTEMBER 30,         YEAR ENDED           DECEMBER 31,             ENDED
                                -----------------------   SEPTEMBER 30,   -------------------------   DECEMBER 31,
                                   1997         1998          1998           1997          1998           1998
                                ----------   ----------   -------------   -----------   -----------   ------------
                                                                          (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Revenues
  Net sales...................   1,664,884    1,977,698     1,179,518       441,841       577,725        344,561
  Other revenues..............      17,717       45,728        27,272         1,265         1,974          1,177
     Total revenues...........   1,682,601    2,023,426     1,206,790       443,106       579,699        345,738
Cost of products sold.........  (1,482,448)  (1,806,115)   (1,077,184)     (404,477)     (519,424)      (309,789)
                                ----------   ----------    ----------      --------      --------       --------
     Gross profit.............     200,153      217,311       129,606        38,629        60,275         35,949
Selling, general and
  administrative expenses.....    (154,427)    (201,040)     (119,902)      (37,915)      (51,407)       (30,660)
Other expenses................      (7,524)      (2,408)       (1,436)       (8,883)       (1,595)          (951)
Interest expense (net)........     (23,267)     (23,992)      (14,309)       (6,815)       (6,333)        (3,777)
                                ----------   ----------    ----------      --------      --------       --------
  Income (loss) before income
     taxes....................      14,935      (10,129)       (6,041)      (14,984)          940            561
Taxes on income...............      (6,029)      (6,060)       (3,614)         (895)         (798)          (476)
Minority interest.............        (618)         505           301             4           461            275
                                ==========   ==========    ==========      ========      ========       ========
  Consolidated net income
     (loss)...................       8,288      (15,684)       (9,354)      (15,875)          603            360
                                ==========   ==========    ==========      ========      ========       ========
Foreign currency translation
  adjustments.................      (1,508)      (1,748)       (1,042)       (1,135)          366            218
Other comprehensive income....      (1,087)      (1,140)         (680)         (275)         (284)          (169)
                                ----------   ----------    ----------      --------      --------       --------
     Total other comprehensive
       income.................      (2,595)      (2,888)       (1,722)       (1,410)           82             49
                                ----------   ----------    ----------      --------      --------       --------
     Comprehensive income.....       5,693      (18,572)      (11,076)      (17,285)          685            409
                                ==========   ==========    ==========      ========      ========       ========

See notes to the consolidated financial statements.

                            PEGUFORM GMBH, BOTZINGEN

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1998
                      AND THREE MONTHS ENDED DECEMBER 31,
                                 1997 AND 1998
                    (DEM IN THOUSANDS EXCEPT FOR SHARE DATA)

                                                                              CUMULATIVE     ACCUMULATED
                                     COMMON STOCK     ADDITIONAL               CURRENCY         OTHER
                                   ----------------    PAID IN                TRANSLATION   COMPREHENSIVE
                                   SHARES   AMOUNT     CAPITAL     DEFICIT    ADJUSTMENT       INCOME        TOTAL
                                   ------   -------   ----------   --------   -----------   -------------   -------
BALANCE AT OCTOBER 1, 1996.......    18      70,000    358,397     (198,050)    (13,120)                    217,227
Net income.......................                                     8,288                                   8,288
Dividend paid....................                                    (4,549)                                 (4,549)
Currency translation.............                                                (1,508)                     (1,508)
Additional minimum pension
  liability......................                                                              (1,087)       (1,087)
                                     --     -------    -------     --------     -------        ------       -------
BALANCE AT SEPTEMBER 30, 1997....    18      70,000    358,397     (194,311)    (14,628)       (1,087)      218,371
Net loss.........................                                   (15,684)                                (15,684)
Capital contribution.............                       14,837                                               14,837
Currency translation.............                                                (1,748)                     (1,748)
Additional minimum pension
  liability......................                                                              (1,140)       (1,140)
                                     --     -------    -------     --------     -------        ------       -------
BALANCE AT SEPTEMBER 30, 1998....    18      70,000    373,234     (209,995)    (16,376)       (2,227)      214,636
                                     ==     =======    =======     ========     =======        ======       =======
Thousands of U.S. Dollars
  (Convenience translation)
  September 30, 1998.............            41,749    222,600     (125,243)     (9,767)       (1,328)      128,011
                                            =======    =======     ========     =======        ======       =======
BALANCE AT SEPTEMBER 30, 1997....    18      70,000    358,397     (194,311)    (14,628)       (1,087)      218,371
Net (loss).......................                                   (15,875)                                (15,875)
Dividend paid....................                                                                                 0
Currency translation.............                                                (1,135)                     (1,135)
Additional minimum pension
  liability......................                                                                (275)         (275)
                                     --     -------    -------     --------     -------        ------       -------
BALANCE AT DECEMBER 31, 1997
  (Unaudited)....................    18      70,000    358,397     (210,186)    (15,763)       (1,362)      201,086
                                     ==     =======    =======     ========     =======        ======       =======
BALANCE AT SEPTEMBER 30, 1998....    18      70,000    373,234     (209,995)    (16,376)       (2,227)      214,636
Net loss.........................                                       603                                     603
Capital contribution.............                                                                                 0
Currency translation.............                                                   366                         366
Additional minimum pension
  liability......................                                                                (284)         (284)
                                     --     -------    -------     --------     -------        ------       -------
BALANCE AT DECEMBER 31, 1998
  (Unaudited)....................    18      70,000    373,234     (209,392)    (16,010)       (2,511)      215,321
                                     ==     =======    =======     ========     =======        ======       =======
Thousands of U.S. Dollars
  (Convenience translation)
  December 31, 1998..............            41,749    222,600     (124,883)     (9,549)       (1,498)      128,419
                                            =======    =======     ========     =======        ======       =======

See notes to the consolidated financial statements.

                            PEGUFORM GMBH, BOTZINGEN

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
         YEARS ENDED SEPTEMBER 30, 1997 AND 1998 AND THREE MONTHS ENDED
                           DECEMBER 31, 1997 AND 1998
                               (DEM IN THOUSANDS)

                                                                    THOUSANDS OF                                U.S. DOLLARS
                                                                    U.S. DOLLARS                                (CONVENIENCE
                                                                    (CONVENIENCE                                TRANSLATION)
                                                  YEAR ENDED        TRANSLATION)       THREE MONTHS ENDED       THREE MONTHS
                                                 SEPTEMBER 30,       YEAR ENDED           DECEMBER 31,             ENDED
                                              -------------------   SEPTEMBER 30,   -------------------------   DECEMBER 31,
                                                1997       1998         1998           1997          1998           1998
                                              --------   --------   -------------   -----------   -----------   ------------
                                                                                    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Cash Flows From Operating Activities
  Net income (loss).........................     8,288    (15,684)      (9,354)       (15,875)          603           360
  Adjustments to reconcile net income to net
    cash provided by operating activities...
    Depreciation and amortization...........    87,828     88,734       52,922         23,802        24,555        14,645
    (Gain) loss from the disposal of fixed
      assets -- net.........................    (1,621)    (4,237)      (2,527)
    Change in accounts receivable...........   (42,777)    (1,206)        (719)        (9,608)       10,839         6,464
    Change in inventories...................   (30,614)   (20,443)     (12,192)       (11,407)        8,141         4,855
    Change in prepaid expenses..............     1,877        436          260         (4,393)       (3,874)       (2,311)
    Change in investment in associated
      company...............................    (1,373)    (1,234)        (736)          (336)         (580)         (346)
    Change in other assets..................       582     (1,378)        (822)           526          (205)         (122)
    Change in accounts payable..............    37,879     31,289       18,661        (23,822)          830           495
    Change in accrued expenses..............    12,661     (2,378)      (1,418)       (14,943)      (10,620)       (6,334)
    Change in other liabilities.............     5,760    (10,513)      (6,270)        16,090        (1,213)         (723)
    Change in deferred taxes................    (3,483)       264          157            (21)       (4,903)       (2,924)
                                              --------   --------      -------        -------       -------       -------
      Net cash provided by (used in)
         operating activities...............    75,007     63,650       37,962        (39,987)       23,573        14,059
                                              --------   --------      -------        -------       -------       -------
Cash Flows From Investing Activities
  Proceeds from sale of fixed assets........    10,524     19,381       11,559          2,213        11,078         6,607
  Capital expenditures......................  (102,014)  (143,552)     (85,616)       (37,057)      (23,736)      (14,156)
                                              --------   --------      -------        -------       -------       -------
    Net cash used for investing
      activities............................   (91,490)  (124,171)     (74,057)       (34,844)      (12,658)       (7,549)
                                              --------   --------      -------        -------       -------       -------
Cash Flows From Financing Activities
  Capital contribution......................         0     14,837        8,849              0             0             0
  Dividends paid............................    (4,549)         0            0              0             0             0
  Net borrowings............................    38,734     60,141       35,869        185,306        67,351        40,169
  Principal payments on debt................   (17,356)   (12,967)      (7,734)       (54,163)      (69,084)      (41,203)
                                              --------   --------      -------        -------       -------       -------
    Net cash provided by (used for)
      financing activities..................    16,829     62,011       36,984        131,143        (1,733)       (1,034)
                                              --------   --------      -------        -------       -------       -------
Effect of foreign exchange rate changes.....       838        (12)          (7)          (115)         (277)         (165)
                                              --------   --------      -------        -------       -------       -------
Net Decrease in Cash........................     1,184      1,478          882         56,197         8,905         5,311
Cash and Cash Equivalents at Beginning of
  Period....................................     2,302      3,486        2,079          3,486         4,964         2,961
                                              --------   --------      -------        -------       -------       -------
Cash and Cash Equivalents at End of
  Period....................................     3,486      4,964        2,961         59,683        13,869         8,272
                                              ========   ========      =======        =======       =======       =======

                                                                    THOUSANDS OF                                U.S. DOLLARS
                                                                    U.S. DOLLARS                                (CONVENIENCE
                                                                    (CONVENIENCE                                TRANSLATION)
                                                  YEAR ENDED        TRANSLATION)       THREE MONTHS ENDED       THREE MONTHS
                                                 SEPTEMBER 30,       YEAR ENDED           DECEMBER 31,             ENDED
                                              -------------------   SEPTEMBER 30,   -------------------------   DECEMBER 31,
                                                1997       1998         1998           1997          1998           1998
                                              --------   --------   -------------   -----------   -----------   ------------
                                                                                    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Supplemental Cash Flow Information
Cash paid during the period for interest....    26,758     30,136       17,973
Income taxes paid (refunded)................     3,026      7,372        4,391
Non-cash changes relating to additional
  minimum liability
  Change in minimum liability...............     3,301      2,390        1,425            598           589           351
  Change in intangible asset................      (819)       121           72             30            49            29
  Change in deferred asset..................    (1,395)    (1,371)        (817)          (353)         (354)         (211)
  Other comprehensive income................    (1,087)    (1,140)        (680)          (275)         (284)         (170)

See notes to consolidated financial statements.

                            PEGUFORM GMBH, BOTZINGEN

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               (DEM IN THOUSANDS)

(1) DESCRIPTION OF BUSINESS

     The Company is a supplier to the automotive industry and mainly provides plastic system components.

(2) BASIS OF PRESENTATION

     Solely for the convenience of the readers, the consolidated financial statements as of September 30, 1998 and for the year then ended and as of December 31, 1998 and for the three months then ended have been translated to U.S. dollars at the rate of DEM 1,6767 per U.S. dollar, the noon buying rate in New York City for cable transfers in DEM as certified for customs purposes published by the Federal Reserve Bank of New York as of December 31, 1998. The translation should not be construed as a representation that the amounts shown could be converted into U.S. dollars at such rate or any other rate.

     The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The company maintains its financial records in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany ("German GAAP"). Generally, accepted accounting principles in Germany vary in certain respects from U.S. GAAP. Accordingly, the Company has recorded certain adjustments in order that these financial statements are in accordance with U.S. GAAP.

(3) SUMMARY OF ACCOUNTING POLICIES

     Fiscal year -- The Company's fiscal year runs from October 1 to September
30.

     Principles of consolidation -- The consolidated financial statements include the accounts of PEGUFORM GmbH and its wholly or majority owned subsidiaries (collectively the "Group").

     The Group accounts include the following companies:

                                                         PERCENTAGE HOLDING
NAME AND LOCATION OF SUBSIDIARY                                  %
-------------------------------                          ------------------
PEGUFORM GmbH, Botzingen...............................         100
PEGUFORM France S.A., Vernon/France....................         100
PEGUFORM Iberica S.A., Polinya/Spain...................         100
PEGUFORM Bohemia a.s., Liberec/Czech
  Republic.............................................         100
PEGUFORM Hella Mexico, S.A. de C.V., Puebla/Mexico.....          70
INERGA Components S.A., Rubi/Spain.....................         100
INERGA Logistics S.L., Polinya/Spain...................         100
INERGA Argentina S.A., Buenos Aires/Argentina..........         100
INERGA do Brasil Ltda., Guaranema/Brasil...............         100
PEGUFORM Slovakia s.r.o. Poprad/Slowacian Republic.....         100

                            PEGUFORM GMBH, BOTZINGEN

     All intercompany accounts and transactions have been eliminated.

     The group holds a 50% interest in Celulosa Fabril (Cefa) S.A., Zaragoza/Spain. This investment is stated at equity.

     Application of a new basis of accounting after a change in control of the Company ("push-down accounting") -- In 1990 there was a change in the control of the Company. 99% of the shares of Eurotec Systemteile GmbH, the then parent company of PEGUFORM GmbH (which was merged downstream into PEGUFORM GmbH with economic effect as of October 1, 1996), were acquired by Klockner Mercator Maschinenbau GmbH, a subsidiary of Klockner-Werke AG. The paid purchase price for the shares transferred was retroactively allocated to the net identifiable assets. The remaining goodwill is amortized over 15 years using the straight-line method.

     Foreign Currencies -- Currency translation is based upon the Statement of Financial Accounting Standards (SFAS) 52 "Foreign Currency Translation," whereby the assets and liabilities of foreign subsidiaries where the functional currency is the local currency are generally translated using period end exchange rates while the income statements are translated using average exchange rates during the period. Differences arising from the translation of assets and liabilities in comparison with the translation of the previous periods are included as a separate component of stockholders' equity.

     Estimates -- The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- Highly liquid investments with an initial maturity of three months or less are classified as cash equivalents.

     Inventories -- Manufactured parts inventories are stated at the lower of cost or market using the average cost method. Inventory also includes costs associated with building molds under contract.

     There are generally no molds used in the Company's manufacturing operations which are owned by the Company.

     Property and Depreciation -- Property, plant, and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the various classes of assets. Tooling is amortized on a piece price or straight line basis over the related production contract, generally 3 to 7 years. The principal estimated useful lives are as follows:

                                                              YEARS
                                                              -----
Building and improvements...................................  10-50
Machinery and equipment.....................................   3-20
Other equipment, office and transportation equipment........   3-10

     Leasehold improvements are amortized over the useful life or the term of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

     Leases -- The group leases property, plant and equipment as a lessee. All leases that meet certain specified criteria intended to represent situations where the substantive risks and rewards of

                            PEGUFORM GMBH, BOTZINGEN
ownership have been transferred to the lessee are accounted for as capital lease. All other leases are accounted for as operating lease.

     Intangible Assets -- Purchased intangible assets are recorded at acquisition cost. Amortization is computed by the straight-line method over the estimated useful lives, generally 3 to 10 years.

     The purchase price of companies in excess of the fair value of net identifiable assets acquired ("goodwill") is capitalized and generally amortized over 15 years using the straight-line method. The same applies to goodwill resulting from push-down accounting for the change in control in the Company in 1990. In the case of Inerga Components S.A., which was acquired as of October 1, 1995, goodwill is amortized over 5 years.

     Intangible assets include an amount relating to an additional minimum pension liability. This amount is determined by the unrecognized transitional amount considered to calculate accrued pension cost (see note 12).

     Long-lived assets and long-lived assets to be disposed of -- Effective October 1, 1996, the Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to be Disposed of" was adopted. This Statement establishes accounting standards for the impairment of long-lived assets, and certain identifiable intangibles, and goodwill related to those assets to be held and used and long-lived and certain identifiable intangibles to be disposed of. The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, the Statement requires that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company periodically evaluates the carrying value for impairment.

     Revenue recognition -- Revenue from the sale of manufactured parts is recognized when the parts are shipped. Revenue from mold sales is recognized using the completed contract method due to the reasonably short build cycle. The revenues are recognized when final approval has been received from the customer or in accordance with contract terms. Provision for estimated losses on uncompleted contracts, if any, is made in the period such losses are identified.

     Related party transactions -- The Company is a 99% owned subsidiary of Klockner Mercator Maschinenbau GmbH, a subsidiary of Klockner-Werke AG, Duisburg, Germany. Besides immaterial transactions with sister companies the Company has entered into various transactions with its parent company. These transactions do not include operational activities but mostly administrative and financing services. Since the Company operates for the sole benefit of the parent company, the terms of these transactions are not the result of arms'-length bargaining.

     Since 1990 exist a so called "control and profit distribution agreement" between Klockner Mercator Maschinenbau GmbH and PEGUFORM GmbH and its former parent Eurotec Systemteile GmbH respectively. Under this agreement the company has to distribute all its net income to the parent. On the other side the parent company has to absorb any net losses incurred at the company. In these financial statements the payments of the parent to absorb the losses are stated as additional paid in capital. Any profit distributions are treated as dividends.

     The control and profit distribution agreement also has an effect for tax purposes. PEGUFORM GmbH is no longer a separate taxable individual, with the effect that all corporation taxes, if any, are

                            PEGUFORM GMBH, BOTZINGEN
recorded and paid by the parent company. In years with profit the parent company however charges PEGUFORM GmbH for income taxes. These tax charges are deemed to be based on actual corporate and trade income tax rates. On the other hand no tax credits are given for net losses.

     Income taxes -- Deferred income taxes are provided using the liability method in accordance with SFAS No. 109. "Accounting for income taxes".

     Deferred taxes for German income taxes are recorded as if PEGUFORM GmbH were a "stand alone" taxable unit for corporate and trade income taxes. Being currently integrated for income tax purposes as a subsidiary of a German parent company PEGUFORM GmbH may be charged for tax liabilities or credited for tax receivables for future net profits or losses if there were no change in ownership. With the sale of all the shares in the Company to a foreign company there will be no future integration for tax purposes anymore thus resulting in an income tax consideration of all temporary differences.

(4) ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                       AT SEPTEMBER 30,
                                                      ------------------    AT DECEMBER 31,
                                                       1997       1998           1998
                                                      -------    -------    ---------------
                                                                              (UNAUDITED)
Accounts receivable trade...........................  243,151    247,248        250,006
Other accounts receivable...........................   38,024     34,924         24,703
                                                      -------    -------        -------
                                                      281,175    282,172        274,709
Allowance for doubtful accounts.....................   (4,490)    (4,281)        (7,657)
                                                      -------    -------        -------
Net accounts receivable.............................  276,685    277,891        267,052
                                                      =======    =======        =======

     Substantially all of the receivables are from companies operating in the automobile industry.

(5) INVENTORIES

     Inventories consist of the following:

                                                       AT SEPTEMBER 30,
                                                      ------------------    AT DECEMBER 31,
                                                       1997       1998           1998
                                                      -------    -------    ---------------
                                                                              (UNAUDITED)
Raw material........................................   48,437     57,376         69,247
Work-in-process.....................................  116,488    102,411         91,468
Finished goods......................................   20,892     22,544         21,705
Payments on account.................................   33,230     51,960         41,600
Advance payments....................................  (38,051)   (32,852)       (30,722)
                                                      -------    -------        -------
Total...............................................  180,996    201,439        193,298
                                                      =======    =======        =======

                            PEGUFORM GMBH, BOTZINGEN

     Payments on account and advance payments (received) mostly relate to molds. The Company has no mold production, the manufacturing of the molds is subcontracted to specialized suppliers usually receiving payments in advance. There are usually also advance payments by the customer, not necessarily identical to the ones to be paid to the subcontractor.

     In case of probable losses on the purchase and sale of the molds provisions for threatening losses are recorded.

(6) PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                      AT SEPTEMBER 30,
                                                   ----------------------    AT DECEMBER 31,
                                                     1997         1998            1998
                                                   ---------    ---------    ---------------
                                                                               (UNAUDITED)
Land and buildings...............................    365,126      377,659         380,931
Machinery and equipment..........................    689,912      751,878         755,224
Office and transportation equipment..............     99,747      101,152          88,849
Construction in progress.........................     42,406       64,500          63,074
                                                   ---------    ---------       ---------
                                                   1,197,191    1,295,189       1,288,078
Less accumulated depreciation and amortization...   (708,973)    (759,990)       (764,912)
                                                   ---------    ---------       ---------
Total............................................    488,218      535,199         523,166
                                                   =========    =========       =========

     Included in property, plant and equipment is equipment and buildings held under capitalized leases. These assets have a cost basis of DEM 94,494 and DEM 94,636 and accumulated depreciation relating to these assets of DEM 32,740 and DEM 38,769 at September 30, 1997 and 1998 respectively.

(7) BUSINESS ACQUISITIONS

     Effective July 1, 1990 shares in Eurotec Systemteile GmbH, the then parent company of PEGUFORM GmbH, were acquired by Klockner Mercator Maschinenbau GmbH, a subsidiary of Klockner-Werke AG. This transaction was accounted for as a purchase and the purchase price was allocated applying "push-down" accounting to the estimated fair value of assets and liabilities assumed, resulting in a goodwill of approximately DEM 127.5 million.

     Effective January 2, 1992 the Company acquired 51% of the shares of PEGUFORM Bohemia a.s. This acquisition was accounted for as a purchase resulting in a goodwill of approximately DEM 2.7 million. The goodwill is amortized over 15 years. At October 8, 1993 additional 25% of the shares in this company were acquired increasing the goodwill already by DEM 1.0 million.

     Effective January 26/February 12, 1998 the Company acquired the remaining 24% of outstanding shares in PEGUFORM Bohemia for a purchase price of DEM 4.67 million. This acquisition was accounted for as a purchase with the purchase price allocated to the relating minority interest in equity. The net amount paid included an adjustment for costs absorbed by the majority

                            PEGUFORM GMBH, BOTZINGEN
shareholder. As a result of this adjustment, DEM 1.9 million was recorded in revenue in the year ending September 30, 1998.

     With a contract signed on October 2/October 14, 1998 the Company and Grupo Hermez, S.A. de C.V., Mexico City/Mexico, established PEGUFORM Hella Mexico, S.A. de C.V., Puebla/ Mexico, as a joint company. The Company holds 70% of the shares, Grupo Hermez 30%.

     The consolidated earnings include the operations of PEGUFORM Hella Mexico from October 14, 1997, the operations of PEGUFORM Bohemia were already fully consolidated in the prior two years.

     Had the acquisition of the minority interest in PEGUFORM Bohemia occurred before October 1, 1996 the pro forma effect on prior year financial statements would have been the following increase of net profits resulting from a decrease of minority interests:

                                                                YEAR ENDED
                                                              SEPTEMBER 30,
                                                              --------------
                                                              1997     1998
                                                              -----    -----
Minority interests portion of the results of PEGUFORM
  Bohemia...................................................   618      338
                                                               ===      ===

(8) ACCOUNTS PAYABLE

     Accounts payable consist of the following:

                                                       AT SEPTEMBER 30,
                                                      ------------------    AT DECEMBER 31,
                                                       1997       1998           1998
                                                      -------    -------    ---------------
                                                                              (UNAUDITED)
Accounts payable trade..............................  225,395    259,672        253,814
Liabilities to affiliated companies.................    1,058        491              0
                                                      -------    -------        -------
Total...............................................  226,453    260,163        253,814
                                                      =======    =======        =======

                            PEGUFORM GMBH, BOTZINGEN

(9) DEBT

     Debt consist of the following:

                                                                               AT SEPTEMBER 30,
                                                 INTEREST RATES                -----------------   AT DECEMBER 31,
                                                       %          MATURITIES    1997      1998          1998
                                                 --------------   ----------   -------   -------   ---------------
                                                                                                     (UNAUDITED)
Liabilities to financial institutions..........   3.25 - 15.5          1999     36,415    44,490        75,728
Liabilities to affiliated companies............    variable            1999    264,972   308,440       278,128
Liabilities from capital leases................  4.16 - 11.76          1999      8,290     7,435         8,441
                                                                               -------   -------       -------
Short-term financial liabilities...............                                309,677   360,365       362,297
                                                                               -------   -------       -------
Liabilities to financial institutions..........   3.25 - 8.24     2000-2003     49,848    53,165        52,645
Liabilities from capital leases................  4.16 - 11.76     2000-2011     52,045    44,690        41,558
                                                                               -------   -------       -------
Long-term financial liabilities................                                101,893    97,855        94,203
                                                                               -------   -------       -------
    Total debt.................................                                411,570   458,220       456,500
                                                                               =======   =======       =======

     The liabilities to financial institutions include various loans received from banks in different countries. In 1997/98 PEGUFORM GmbH has received two new loans by Sudwest LB, Stuttgart, Germany, in the aggregate amount of DEM 21,535,000. These loans are to be repaid in four installments on December 30, starting December 30, 1998. In a separate agreement with Klockner Mercator Maschinenbau GmbH PEGUFORM receives the difference between the average monthly internal group interest rate and the loan interest rate.

     The Group has entered into various capital lease agreements for property, plant and equipment. The leases require monthly, quarterly and half-yearly payments of principal and interest. The Group usually intends to exercise the options to buy the respective assets.

     Bonds and liabilities to financial institutions are partially secured by a comfort letter from Klockner-Werke AG as the ultimate parent of PEGUFORM GmbH. Klockner-Werke AG has given to the banks the commitment not to cancel the "profit distribution agreement" (see note 3: "related party transactions") before the loans given to PEGUFORM GmbH have been repaid.

     The Company had available unused unsecured short-term lines of credit of DEM 59,715 at September 30, 1998 and unsecured long-term lines of credit of DEM 26,589 at September 30, 1998.

                            PEGUFORM GMBH, BOTZINGEN

     Aggregate amounts of debt maturing during the next five years and thereafter as of September 30, 1998 are as follows:

                                                                DEM
                                                              -------
1999........................................................  360,365
2000........................................................   21,567
2001........................................................   23,169
2002........................................................   17,278
2003........................................................   10,219
Remaining years.............................................   25,622
                                                              -------
Total.......................................................  458,220
                                                              =======

(10) RELATED PARTY TRANSACTIONS

     The transactions of the Company with its parent company Klockner Mercator Maschinenbau GmbH include mostly financing and the distribution/absorption of profit/losses. Additionally there were minor purchases of machinery from sister companies.

     The financing of the Company is done exclusively via short-term credits without fixed repayment dates.

     According to the profit distribution agreement (see note 3: related party transactions) final net profits (before taxes) are to be distributed to the parent company while net losses are to be absorbed.

     In 1997/98 the parent company granted operating subsidies to the Company.

     The current accounts with the parent company are to be charged with variable interest rates.

     The following is a summary of transactions with the parent company at September 30, 1997 and 1998:

                                                        AT SEPTEMBER 30,
                                                        ----------------    AT DECEMBER 31,
                                                         1997      1998          1998
                                                        ------    ------    ---------------
                                                                              (UNAUDITED)
Revenue received for:
  Operating subsidies granted by the parent company...       0    13,335             0
                                                        ------    ------         -----
                                                             0    13,335             0
                                                        ======    ======         =====
Expenses charged for:
  Interest on current intercompany accounts...........   9,962    14,320         3,257
  Tax charge by parent company........................   4,252         0             0
                                                        ------    ------         -----
                                                        14,214    14,320         3,257
                                                        ======    ======         =====

                            PEGUFORM GMBH, BOTZINGEN

     Based on the control and profit distribution agreement with the parent company, in the year ended September 30, 1997 the company distributed its net income for the year in the amount of DEM 4,549. In the year ended September 30, 1998 the parent company absorbed the company's loss of DEM 13,335.

     The result of the related party transactions is the following net payable. The amounts are shown on a gross basis in accounts receivable and in accounts payable and short-term debt:

                                                       AT SEPTEMBER 30,
                                                      ------------------    AT DECEMBER 31,
                                                       1997       1998           1998
                                                      -------    -------    ---------------
                                                                              (UNAUDITED)
Amounts Receivable..................................        0          0              0
Amounts Payable.....................................  266,030    308,931        278,128
                                                      -------    -------        -------
Net Amounts Payable.................................  266,030    308,931        278,128
                                                      =======    =======        =======

(11) COMMITMENTS AND CONTINGENCIES

     Operating Leases -- The Company leases certain of its manufacturing facilities, sales offices, transportation and other equipment under operating leases. Total rental expense was approximately DEM 14,946 and DEM 19,994 for the years ended September 30, 1997 and 1998 respectively.

     Future minimum lease commitments under non-cancellable operating leases with initial or remaining terms in excess of one year are as follows:

                                                               DEM
                                                              ------
1999........................................................   6,726
2000........................................................   5,738
2001........................................................   4,346
2002........................................................   3,243
2003........................................................   1,382
Remaining years.............................................     785
                                                              ------
Total.......................................................  22,220
                                                              ======

     Other Commitments and contingencies -- The Company has in 1995 entered into an agreement with a company regarding the use of EDP hardware components and software as well as technical support. This agreement is not cancellable and runs until September 30, 2003. Total expense was DEM 16,240 and DEM 22,841 for the years ended September 30, 1997 and 1998 respectively.

                            PEGUFORM GMBH, BOTZINGEN

     Future EDP cost commitments under this non-cancellable agreement are as follows:

                                                               DEM
                                                              ------
1999........................................................  15,683
2000........................................................  13,209
2001........................................................  11,972
2002........................................................  11,512
2003........................................................  11,117
Remaining years.............................................       0
                                                              ------
Total.......................................................  63,493
                                                              ======

(12) PENSION PLANS

     PEGUFORM GmbH maintains one defined benefit pension plan covering all its full-time hourly and salaried employees plus some individual defined benefit pension agreements for managers and members of the board. The benefits payable under the plans are generally determined based on the employees' length of service and earnings. These are no external findings of these schemes.

     The funded status of the defined benefit plans was as follows:

                                                                ACCUMULATED
                                                                  BENEFITS
                                                               EXCEED ASSETS
                                                              AT SEPTEMBER 30,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
Actuarial present value of benefit obligations
  Vested Benefits...........................................  33,086    37,841
  Nonvested benefits........................................   6,372     7,073
                                                              ------    ------
Accumulated benefit obligation..............................  39,458    44,914
                                                              ======    ======
Projected benefit obligation................................  40,529    45,871
Market value of plan assets.................................       0         0
                                                              ------    ------
Excess (deficiency) of assets over projected benefit
  obligation................................................  40,529    45,871
Unrecognized transitional amount............................   1,331     1,210
Unrecognized net loss.......................................   3,553     5,951
Unrecognized prior service cost.............................       0         0
                                                              ------    ------
Accrued pension cost........................................  35,645    38,710
                                                              ======    ======

                            PEGUFORM GMBH, BOTZINGEN

                                                                ACCUMULATED
                                                                  BENEFITS
                                                               EXCEED ASSETS
                                                              AT SEPTEMBER 30,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
Amounts recognized in the balance sheet consist of
  Accrued pension liability.................................  39,458    44,913
  Intangible asset..........................................   1,331     1,210
  Unrecognized prior service cost...........................   2,482     4,993
                                                              ------    ------
Net amount recognized.......................................  35,645    38,710
                                                              ======    ======

     The date used to measure plan liabilities is as of September 30 each year.

     The weighted-average assumed discount rate was 6.0% for the years ended September 30, 1997 and 1998 respectively. The expected rate of increase in compensation levels was 2.0% and 1.6% respectively for the years ended September 30, 1997 and 1998 respectively. The same rates as for the compensation were used for inflation and increase in social security contribution ceiling in the actuarial calculation.

     Net periodic pension expense for the years ended September 30, 1997 and 1998 included the following components:

                                                                    AT
                                                              SEPTEMBER 30,
                                                              --------------
                                                              1997     1998
                                                              -----    -----
Service cost benefits during the year.......................  1,692    1,910
Interest cost on projected benefit obligation...............  2,183    2,393
Actual return on plan assets................................      0        0
Net amortization and deferral...............................    121      121
                                                              -----    -----
Net periodic pension expense................................  3,996    4,424
                                                              =====    =====

(13) INCOME TAXES

     Amounts in the financial statements related to income taxes are for the operations of the consolidated subsidiaries as listed under note 3 and for PEGUFORM GmbH as charged by its parent company.

     As explained under note 3 deferred taxes for PEGUFORM GmbH are recorded considering a full taxation of future profits and losses although this company is currently not subject to German corporate and trade income taxes.

                            PEGUFORM GMBH, BOTZINGEN

     The provision for income tax expense for the period ended:

                                                                    AT
                                                               SEPTEMBER 30,
                                                              ---------------
                                                               1997     1998
                                                              ------    -----
Currently Payable
  Germany...................................................   4,252       38
  Foreign...................................................   1,367    4,728
                                                              ------    -----
Total.......................................................   5,619    4,766
                                                              ------    -----
Deferred
  Germany...................................................   6,480     (624)
  Foreign...................................................  (6,070)   1,918
                                                              ------    -----
Total.......................................................     410    1,294
                                                              ------    -----
Total.......................................................   6,029    6,060
                                                              ======    =====

     German corporate tax law applies a split-rate computation with regard to the taxation of the income of a corporation and its shareholders. Current German taxes are recorded as being charged by the parent company based on the tax law in effect for the respective fiscal period. Corporate income is initially subject to a federal corporation tax of 45% plus a solidarity surcharge of 7.5% until 1997 and 5.5% effective January 1, 1998 on the federal corporate tax payable. Including the impact of the surcharge, the federal corporate tax rate amounted to 48.375% until 1997 and to 47.475% effective January 1, 1998. Upon distribution of retained earnings to stockholders, the corporate income tax rate on the earnings is adjusted to 30%, plus the solidarity surcharge on the distribution corporate tax by means of a refund for taxes previously paid. Upon distribution of retained earnings in the form of a dividend, stockholders who are taxpayers in Germany are entitled to a tax credit in the amount of federal income taxes previously paid by the corporation.

     Current taxes are calculated on the basis of the respective tax rates in effect for the periods presented. This may presumably also apply to the tax charges by the parent company of PEGUFORM GmbH for the German operations. The calculation of the deferred taxes is based on future tax rates. As a result, the deferred taxes for PEGUFORM GmbH are calculated with an effective corporate income tax rate of 48.375% as of September 30, 1997 and 47.475% as of September 30, 1998 plus the after federal tax benefit rate for trade tax of 7.8% and 7.9% as of September 30, 1997 and 1998 respectively.

     A reconciliation of income taxes determined using the German corporate tax rate of 48.375% plus the after federal tax benefit rate for trade taxes of 7.8% for a combined statutory rate of 55.4% for the year ended September 30, 1997 and of 47.475% plus the after federal tax benefit rate for trade

                            PEGUFORM GMBH, BOTZINGEN
taxes of 7.9% for a combined statutory rate of 56.2% for the year ended September 30, 1998 is as follows:

                                                                 YEAR ENDED
                                                               SEPTEMBER 30,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
Expected provision (benefit) for income taxes...............   8,392    (5,613)
Non-deductible items........................................   2,566     1,092
Tax free income.............................................  (1,363)   (1,631)
Write off of goodwill not tax-deductible....................   5,237     5,159
Badwill credited to income not taxable......................       0    (1,058)
Consolidation items not taxable.............................    (907)      (71)
Foreign tax rate differential...............................  (6,893)   (3,409)
Changes in valuation allowances on deferred tax assets......    (990)    2,090
Parent company's tax allocation differential................   2,078    10,970
Investment and export tax credits (Spain)...................  (1,966)   (1,891)
Other.......................................................    (125)      422
                                                              ------    ------
Actual income tax expense...................................   6,029     6,060
                                                              ======    ======

     The amounts shown under Parent company's tax allocation differential relate to the tax charges by Klockner Werke AG. There were no credits given for the losses the year ending September 1998, while the charge for the year ending September 1997 was not based on the taxable income of PEGUFORM GmbH.

     The amount of the Group's deferred tax valuation allowances is based upon management's belief that it is more likely than not that not all of the deferred tax assets will be realized. In future periods, depending upon the Group's financial results, management's estimate of the amount of the deferred tax assets considered realizable may change, and hence the valuation allowance may increase or decrease.

                            PEGUFORM GMBH, BOTZINGEN

     The tax-effected temporary differences and carryforwards which comprised deferred assets and liabilities were as follows:

                                                                  YEAR ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Deferred tax assets:
  Accounts receivable.......................................      127        235
  Inventories...............................................    1,557        776
  Property, plant and equipment.............................      368          0
  Other accrued expenses....................................    5,191      5,596
  Net operating loss carryforwards..........................   19,207     20,923
  Additional minimum pension liability......................    1,395      2,766
  Other.....................................................        0        415
                                                              -------    -------
                                                               27,845     30,711
     Valuation allowances...................................  (17,293)   (19,413)
                                                              -------    -------
     Total deferred tax assets..............................   10,552     11,298
                                                              -------    -------
Deferred tax liabilities:
  Accounts receivable.......................................    1,179      1,890
  Inventories...............................................        0        603
  Property, plant and equipment (including capital
     leases)................................................   17,998     17,483
  Other accrued expenses....................................    3,915      2,845
  Other.....................................................    1,319      1,229
                                                              -------    -------
     Total deferred tax liabilities.........................   24,411     24,050
                                                              -------    -------
     Net deferred tax liabilities...........................  (13,859)   (12,752)
                                                              =======    =======

     At September 30, 1998, the Group had net operating losses ("NOLs") amounting to DEM 53,883. The NOLs relate to losses of foreign companies and are partly limited in their use to the Group.

     Management believes the net operating loss carryforwards at September 30, 1998 are only to a limited extent realizable based on forecasted earnings and available tax planning strategies.

     With regard to the additional minimum pension liability we refer to Note
12. Changes in these deferred tax assets have no impact on the provision for income tax expenses.

                            PEGUFORM GMBH, BOTZINGEN

     Net deferred income tax assets and liabilities in the consolidated balance sheets are as follows:

                                                                  YEAR ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Current
  Deferred income tax assets................................    6,479      5,235
  Deferred income tax liabilities...........................   (3,564)    (3,618)
                                                              -------    -------
Total.......................................................    2,915      1,617
                                                              -------    -------
Non-current
  Deferred income tax assets................................    4,073      6,063
  Deferred income tax liabilities...........................  (20,847)   (20,432)
                                                              -------    -------
Total.......................................................  (16,774)   (14,369)
                                                              -------    -------
Total.......................................................  (13,859)   (12,752)
                                                              =======    =======

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The information set forth under the heading Pro Forma included in the Unaudited Consolidated Pro Forma Balance Sheet as of March 31, 1999 (December 31, 1998 for Peguform GmbH) reflects: (1) the acquisition of Peguform (the "Acquisition"); (2) the refinancing of Venture's prior senior credit facility (the "Prior Credit Agreement") and redemption of Venture's $78.9 million of
9 3/4% Senior Subordinated Notes (the "1994 Notes"); and (3) the offering of $125.0 million Of 11% Senior Notes due 2007 and $125.0 million of 12% Senior Subordinated Notes due 2009 (the "Outstanding Notes") and borrowings under Venture's existing senior credit facility (the "New Credit Agreement"), and the application of the net proceeds therefrom, as if such transactions had occurred on such date. The proceeds from the offering of the Outstanding Notes together with $380.3 million drawn under the New Credit Agreement was used as follows:
(1) approximately $448.0 million was used to fund the cash consideration paid in the Acquisition (excluding $7.0 million of acquired indebtedness included in the $455.0 million aggregate purchase price); (2) approximately $82.8 million was used to redeem the 1994 Notes, including prepayment premium; (3) approximately $75.0 million was used to refinance the Prior Credit Agreement; and (4) approximately $24.5 million was used to pay certain fees and expenses related to the Acquisition and the offering of the Outstanding Notes.

     The Unaudited Consolidated Pro Forma Statement of Operations for the year ended December 31, 1998 gives effect to: (1) the Acquisition; (2) the refinancing of the Prior Credit Agreement and redemption of the 1994 Notes; and
(3) the offering of the Outstanding Notes and borrowings under the New Credit Agreement, and the application of the net proceeds therefrom as described above, as if such transactions had occurred on January 1, 1998. The Unaudited Consolidated Pro Forma Statement of Operations for the three months ended March 31, 1999 (three months ended December 31, 1998 for Peguform) gives effect to:
(1) the Acquisition; (2) the refinancing of the Prior Credit Agreement and redemption of the 1994 Notes; and (3) the offering of the Outstanding Notes and borrowings under the New Credit Agreement, and the application of the net proceeds therefrom as described above, as if such transactions had occurred on January 1, 1999.

     The Unaudited Pro Forma Consolidated Statement of Operations does not include pro forma adjustments for certain non-recurring costs and charges, consisting of (1) the prepayment charge of $3.9 million on the redemption of the 1994 Notes and (2) the $1.8 million write-off of deferred financing costs.

     The Unaudited Pro Forma Financial Statements do not reflect any of the anticipated cost savings which the Company expects to achieve through integration of the operations of Peguform and Venture.

     Solely for the convenience of the readers, the historical financial information for Peguform has been translated to United States dollars at the rate of DEM 1.6767 per United States dollar, the Noon Buying Rate as of December 31, 1998. The translation should not be construed as a representation that the amounts shown could be converted into United States dollars at such rate or any other rate.

     The unaudited pro forma financial data presented herein are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Consolidated Pro Forma Statement of Operations does not purport to represent what the Company's results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The Unaudited Pro Forma Financial Statements are based upon assumptions and adjustments that we believe are reasonable.

                          VENTURE HOLDINGS COMPANY LLC

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
             AS OF MARCH 31, 1999 (DECEMBER 31, 1998 FOR PEGUFORM)

                                             HISTORICAL
                                       ----------------------    PRO FORMA
                                       VENTURE    PEGUFORM(A)   ADJUSTMENTS    PRO FORMA
                                       --------   -----------   -----------    ----------
                                                     (DOLLARS IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents..........  $  3,153    $  8,272     $              $   11,425
  Accounts receivable................   200,067     159,272                       359,339
  Inventories........................    53,288     115,285                       168,573
  Prepaid expenses/Other.............     8,648       6,270                        14,918
                                       --------    --------     ----------     ----------
     Total current assets............   265,156     289,099                       554,255
Property, Plant & Equipment -- Net...   196,226     312,021                       508,247
Intangible Assets....................    51,552      39,332        (38,640)(B)    176,176
                                                                   123,932(C)
Other Assets.........................    26,547       8,169         21,900(D)      54,839
                                                                    (1,777)(E)
Deferred Tax Assets..................    11,035       3,014                        14,049
                                       --------    --------     ----------     ----------
     Total assets....................  $550,516    $651,635     $  105,415     $1,307,566
                                       ========    ========     ==========     ==========
LIABILITIES AND EQUITY
Current Liabilities
  Accounts payable...................  $ 62,506    $151,377     $              $  213,883
  Accrued payroll & taxes............    10,331      32,860                        43,191
  Accrued interest...................     6,274          --                         6,274
  Other accrued expenses.............     5,701      28,191                        33,892
  Current portion of long-term
     debt............................     1,588     216,077       (209,614)(F)      8,051
                                       --------    --------     ----------     ----------
     Total current liabilities.......    86,400     428,505       (209,614)       305,291
Other Liabilities....................     5,948      30,487                        36,435
Deferred Tax Liabilities.............    11,881       8,040                        19,921
Long-Term Debt.......................   361,068      56,184        630,300(G)     867,823
                                                                   (25,789)(F)
                                                                   (78,940)(E)
                                                                   (75,000)(H)
                                       --------    --------     ----------     ----------
     Total liabilities...............   465,297     523,216        240,957      1,229,470
Trust Principal/Stockholders
  Equity.............................    85,219     128,419       (129,917)(I)     78,096
                                                                    (5,625)(E)
                                       --------    --------     ----------     ----------
     Total Liabilities and Trust
       Principal/ Stockholders'
       Equity........................  $550,516    $651,635     $  105,415     $1,307,566
                                       ========    ========     ==========     ==========

See notes to Unaudited Consolidated Pro Forma Balance Sheet.

                          VENTURE HOLDINGS COMPANY LLC

            NOTES TO UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
             AS OF MARCH 31, 1999 (DECEMBER 31, 1998 FOR PEGUFORM)
                             (DOLLARS IN THOUSANDS)

 (A) For purposes of the Unaudited Consolidated Pro Forma Balance Sheet, certain items included in Peguform's historical balance sheet have been reclassified to conform to Venture's historical balance sheet presentation as follows:

     (1) "Prepaid expenses/Other" includes the sum of "Deferred tax assets" and "Prepaid expenses" as classified in the unaudited Consolidated Balance Sheet of Peguform as of December 31, 1998;

     (2) "Other accrued expenses" includes the sum of "Other accrued expenses," "Income taxes payable," "Deferred tax liabilities (short term)" and "Other current liabilities and deferred income" as classified in the unaudited Consolidated Balance Sheet of Peguform as of December 31, 1998; and

     (3) "Other Liabilities" includes the sum of "Accrued for pension obligations," "Minority interest" and "Other non-current liabilities and deferred income" as classified in the unaudited Consolidated Balance Sheet of Peguform as of December 31, 1998.

 (B) The pro forma adjustment represents the elimination of goodwill recorded on Peguform's balance sheet at December 31, 1998.

 (C) The pro forma adjustment represents the estimated goodwill resulting from the Acquisition. We are in the process of obtaining certain evaluations, estimations, appraisals and actuarial and other studies for purposes of computing the final amount of goodwill and allocating the portion of goodwill applicable to other balance sheet line items. We may revise our original estimate of goodwill as additional information is available.

 (D) The pro forma adjustment represents the financing costs of $21,900 related to the additional debt to finance the Acquisition, repay certain indebtedness and pay related fees and expenses.

 (E) The pro forma adjustments represent the repayment of the 1994 Notes of $78,940, the pre-payment premium of $3,848 paid to retire the 1994 Notes early and the write-off of $1,777 in unamortized financing costs associated with the 1994 Notes.

                                                              EXTRAORDINARY
                                                                  ITEM
                                                              -------------
Prepayment premium on 1994 Notes............................     $3,848
Unamortized Financing Costs.................................      1,777
                                                                 ------
                                                                 $5,625
                                                                 ======

 (F) Represents the repayment of Peguform debt as follows:

Current portion of long-term debt...........................    $209,614
Long-term Debt..............................................      25,789

(G) The pro forma adjustment represents the additional debt necessary to finance the Acquisition, repay certain indebtedness and pay related fees and expenses.

Additional Debt (long term):
  New Credit Agreement(1)
     Revolving Credit Facility..............................  $  5,300
     Term Loans.............................................   375,000
  11% Senior Notes due 2007.................................   125,000
  12% Senior Subordinated Notes due 2009....................   125,000
                                                              --------
                                                              $630,300
                                                              ========

     (1) As of June 4, 1999 the New Credit Agreement was amended to increase the Term Loans from $375,000 to $400,000 and reduce the Revolving Credit Facility from $200,000 to $175,000.

(H) The pro forma adjustment represents the repayment of the Company's Prior Credit Agreement outstanding balance of $75,000.

(I) The pro forma adjustment represents the elimination of Peguform's stockholders' equity, adjusted by $1,498 for accumulated other comprehensive income relating to Peguform's minimum pension liability.

                          VENTURE HOLDINGS COMPANY LLC

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                           HISTORICAL
                                     ----------------------    PRO FORMA
                                     VENTURE    PEGUFORM(A)   ADJUSTMENTS     PRO FORMA
                                     --------   -----------   -----------     ----------
                                                   (DOLLARS IN THOUSANDS)
Net sales..........................  $645,196   $1,288,256     $              $1,933,452
Cost of products sold..............   532,809    1,145,740                     1,678,549
                                     --------   ----------     --------       ----------
Gross profit.......................   112,387      142,516                       254,903
Selling, general and administrative
  expense..........................    59,689      125,038        4,268(C)       192,290
                                                                  3,295(D)
Payments to beneficiary in lieu of
  trust distributions..............       535           --                           535
                                     --------   ----------     --------       ----------
Income (loss) from operations......    52,163       17,478       (7,563)          62,078
Interest expense (net).............    36,641       14,022(B)    18,699(E)        69,362(B)
                                     --------   ----------     --------       ----------
Net income (loss) before taxes.....    15,522        3,456      (26,262)          (7,284)
Tax provision (benefit)............     1,954        3,556      (14,444)(F)       (8,934)
Minority interest..................        --         (574)                         (574)
                                     --------   ----------     --------       ----------
Net income (loss)..................  $ 13,568   $      474     $(11,818)      $    2,224
                                     ========   ==========     ========       ==========

See notes to the Unaudited Consolidated Pro Forma Statement of Operations

                          VENTURE HOLDINGS COMPANY LLC

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

(A) The Peguform statement of operations represents the 12-months ended December 31, 1998. Amounts were derived from Peguform's audited financial statements for the year ended September 30, 1998, and from unaudited financial statements for the 3 months ended December 31, 1998, less the amounts from unaudited financial statements for the 3 months ended December 31, 1997.

    For purposes of the Unaudited Consolidated Pro Forma Statement of Operations, certain items included in Peguform's historical financial data have been reclassified to conform to Venture's historical statement of operations presentations as follows:

     (1) "Net sales" includes the sum of "net sales" and "other revenues" as classified in and calculated from Peguform's Consolidated Statements of Income; and

     (2) "Selling, general and administrative expense" includes the sum of "Selling, general and administrative expenses" and "Other expenses" as classified in and calculated from Peguform's Consolidated Statements of Income.

(B) The Peguform historical and pro forma amounts are net of interest income of $3,364 at Peguform for the 12 months ended December 31, 1998.

(C) The pro forma adjustment represents the amortization of goodwill resulting from the Acquisition over a 30 year period.

(D) The pro forma adjustment represents the amortization of financing costs resulting from the financing of the Acquisition, including the New Credit Agreement and the Outstanding Notes, over the respective maturities of the additional debt. The maturities of the New Credit Agreement range from 18 months to 6 years, and maturities on the 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009 are assumed to be 8 and 10 years, respectively.

(E) The pro forma adjustment represents the incremental interest expense necessary to reflect the total interest expense on the outstanding debt of the combined Company for the period.

    Elimination of historical interest expense..................  $(31,022)
    Interest expense with respect to New Credit Agreement(1)....    32,215
    Interest expenses with respect to Outstanding Notes(2)......    22,500
    Reduction in interest expense with respect to Venture's $205 million of 9 1/2% Senior Notes due 2005 (the "1997 Senior
      Notes")(3)...............................................    (4,994)
                                                                  --------
      Total incremental interest................................  $ 18,699
                                                                  ========

     (1) Assumes that loans under the New Credit Agreement (which bear interest at floating rates) bear interest at a weighted average interest rate of 8.05% per annum, including the impact of existing interest rate swap agreements, and that the New Credit Agreement maintains an average outstanding balance of $400,000.

     (2) We entered into interest rate swaps with 5 year terms which effectively convert our United States dollar fixed rate coupon on the Outstanding Notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk. Interest expense on the Outstanding Notes reflects these interest rate swaps, with a weighted average interest rate of 11.50% on the 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009 converted into a weighted average euro interest rate of 9.00%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (3) We entered into interest rate swaps with 3-year terms which effectively convert our United States dollar fixed rate coupon on the 1997 Senior Notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk. Interest expense on the 1997 Senior Notes reflects these interest rate swaps with an interest rate of 9.50% converted into a euro interest rate of 7.09%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (4) Our actual interest expense could differ from the above amounts based on increases in interest rates on floating rate debt. An increase of 0.25% in interest rates on anticipated borrowings under the New Credit Agreement would have the effect of increasing interest expense by $0.9 million.

(F) The pro forma adjustment represents the tax impact at the applicable statutory rates for Peguform of (55%).

                          VENTURE HOLDINGS COMPANY LLC

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
              (THREE MONTHS ENDED DECEMBER 31, 1998 FOR PEGUFORM)

                                                 HISTORICAL
                                           ----------------------     PRO FORMA
                                           VENTURE    PEGUFORM(A)    ADJUSTMENTS    PRO FORMA
                                           --------   -----------    -----------    ---------
                                                         (DOLLARS IN THOUSANDS)
Net sales................................  $165,992    $345,738       $             $511,730
Cost of products sold....................   133,070     309,789                      442,859
                                           --------    --------       --------      --------
Gross profit.............................    32,922      35,949                       68,871
Selling, general and administrative
  expense................................    14,270      31,611          1,033(C)     47,737
                                                                           823(D)
Payments to beneficiary in lieu of trust
  distributions..........................        --          --
                                           --------    --------       --------      --------
Income (loss) from operations............    18,652       4,338         (1,856)       21,134
Interest expense (net)...................     9,479       3,777(B)       4,553(E)     17,809
                                           --------    --------       --------      --------
Net income (loss) before taxes...........     9,173         561         (6,409)        3,325
Tax provision (benefit)..................     1,067         476         (3,525)(F)    (1,982)
Minority interest........................        --        (275)                        (275)
                                           --------    --------       --------      --------
Net income (loss)........................  $  8,106    $    360       $ (2,884)     $  5,582
                                           ========    ========       ========      ========

See notes to the Unaudited Consolidated Pro Forma Statement of Operations

                          VENTURE HOLDINGS COMPANY LLC

       NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
              (THREE MONTHS ENDED DECEMBER 31, 1998 FOR PEGUFORM)
                             (DOLLARS IN THOUSANDS)

(A) The Peguform statement of operations represents the 3-months ended December 31, 1998. Amounts were derived from Peguform's unaudited financial statements for the 3-months ended December 31, 1998.

    For purposes of the Unaudited Consolidated Pro Forma Statement of Operations, certain items included in Peguform's historical financial data have been reclassified to conform to Venture's historical statement of operations presentations as follows:

     (1) "Net sales" includes the sum of "net sales" and "other revenues" as classified in and calculated from Peguform's Consolidated Statements of Income; and

     (2) "Selling, general and administrative expense" includes the sum of "Selling, general and administrative expenses" and "Other expenses" as classified in and calculated from Peguform's Consolidated Statements of Income.

(B) The Peguform historical and pro forma amounts are net of interest income of $317 at Peguform for the 3-months ended December 31, 1998.

(C) The pro forma adjustment represents the amortization of goodwill resulting from the Acquisition over a 30 year period.

(D) The pro forma adjustment represents the amortization of financing costs resulting from the financing of the Acquisition, including the New Credit Agreement and the Outstanding Notes, over the respective maturities of the additional debt. The maturities of the New Credit Agreement range from 18 months to 6 years, and maturities on the 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009 are assumed to be 8 and 10 years, respectively.

(E) The pro forma adjustment represents the incremental interest expense necessary to reflect the total interest expense on the outstanding debt of the combined Company for the period.

Elimination of historical interest expense..................  $ (7,777)
Interest expense with respect to New Credit Agreement(1)....     8,102
Interest expenses with respect to Outstanding Notes(2)......     5,625
Reduction in interest expense with respect to 1997
  Senior Notes(3)...........................................    (1,397)
                                                              --------
  Total incremental interest................................  $  4,553
                                                              ========

     (1) Assumes that loans under the New Credit Agreement (which bear interest at floating rates) bear interest at a weighted average interest rate of 8.10% per annum, including the impact of existing interest rate swap agreements, and that the New Credit Agreement maintains an average outstanding balance of $400,000.

     (2) We entered into interest rate swaps with 5 year terms which effectively convert our United States dollar fixed rate coupon on the Outstanding Notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk.

         Interest expense on the Outstanding Notes reflects these interest rate swaps, with a weighted average interest rate of 11.50% on the 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009 converted into a weighted average euro interest rate of 9.00%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (3) We entered into interest rate swaps with 3 year terms which effectively convert our United States dollar fixed rate coupon on the 1997 Senior Notes to a euro fixed rate coupon. We entered into this arrangement to take advantage of lower interest rates in Europe and to hedge our exchange rate risk. Interest expense on the 1997 Senior Notes reflects these interest rate swaps with an interest rate of 9.50% converted into a euro interest rate of 7.09%. These instruments may not qualify for hedge accounting, which may result in non-cash charges to earnings related to the mark to market on the swaps.

     (4) Our actual interest expense could differ from the above amounts based on increases in interest rates on floating rate debt. An increase of 0.25% in interest rates on anticipated borrowings under the New Credit Agreement would have the effect of increasing interest expense by $0.2 million.

(F) The pro forma adjustment represents the tax impact at the applicable statutory rates for Peguform of (55%).


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